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MICROCHIP TECHNOLOGY PROVIDES UPDATE ON MARCH 2020 QUARTER NET SALES AND THE BUSINESS ENVIRONMENT

CHANDLER, Arizona - April 8, 2020 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected and secure embedded control solutions, today provided an update on its expected March 2020 quarter net sales and the current business environment. Microchip announced that its net sales for the quarter ending March 31, 2020 is expected to be up about 3% sequentially versus its revised guidance provided on March 2, 2020 of about flat sequentially. Microchip also announced that it received record bookings for the March 2020 quarter and that its backlog for the June 2020 quarter is up about 9% from the March 2020 quarter backlog at the same point in time.

Microchip, however, believes that the strength in bookings may be a result of customer concerns about supply chain disruptions due to the COVID-19 virus. With economies around the world contracting rapidly, with millions of people getting laid off and with customer factory closures due to “shelter in place” ordinances in various countries, we believe that product demand is likely to weaken significantly.

Therefore, Microchip is proactively taking a series of actions to lower its cost structure. Microchip’s CEO, President and other executive staff members will take a 20% salary cut effective on April 20, 2020 while the rest of the non-factory employees in the company will take a 10% salary cut. The salary cuts will be in addition to the reduction of cash bonuses and other discretionary expenses. The cost reduction actions in our U.S. factories will vary with some employees taking salary cuts and others taking rotating time off depending on the factory loading levels for various locations. Cost reduction actions in our non-U.S. locations will depend on local law requirements including obtaining works council approval in certain jurisdictions and employee consent for salary cuts in other jurisdictions. The Microchip board of directors will also take a 20% cut in their cash compensation.

Microchip expects that its capital expenditures for fiscal 2021 ending March 31, 2021 will be reduced to about $50 million to $70 million, primarily for maintenance capital and to support new product introductions.

“While we see strong bookings and backlog right now, we also see a very high degree of uncertainly in our business due to the impact of the COVID-19 virus”, said Steve Sanghi, Microchip’s CEO.  “With millions of job losses, customer factories shutting down and weakening economic activity, we are taking actions to reduce expenses and capital expenditures to prepare for these conditions.”

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology
Provides Update on Business Environment

Microchip plans to complete its financial accounting processes and announce its March 2020 quarterly and year-end results on May 7, 2020. There will be no conference call associated with this press release.

Cautionary Statement:

The statements in this release relating to net sales for the quarter ending March 31, 2020 expected to be up about 3% sequentially, belief that the strength in bookings may be a result of customer concerns about supply chain disruptions due to the COVID-19 virus, economies around the world contracting rapidly, millions of people getting laid off and with customer factory closures due to “shelter in place” ordinances in various countries, we believe that product demand is likely to weaken significantly, proactively taking a series of actions to lower its cost structure, reduction of cash bonuses and other discretionary expenses, that the cost reduction actions in our domestic factories will vary with some employees taking salary cuts and others taking rotating time off depending on the factory loading levels for various locations, that cost reduction actions in our non-U.S. locations will depend on local law requirements including obtaining works council approval in certain jurisdictions and employee consent for salary cuts in other jurisdictions, expecting capital expenditures for fiscal 2021 ending March 31, 2021 will be reduced to about $50 million to $70 million, a very high degree of uncertainly in our business due to the impact of the COVID-19 virus, millions of job losses, customer factories shutting down and weakening economic activity, and taking actions to reduce expenses and capital expenditures to prepare for these conditions are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty or weakness due to the impact of the COVID-19 virus, monetary policy, political, trade or other issues in the U.S. or internationally (including with respect to trade and other matters involving China), any continued or unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the March 2019 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the

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Microchip Technology
Provides Update on Business Environment

number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally. The financial information in this press release is also subject to change as we complete our quarterly financial and accounting control closing procedures and the annual audit of our financial statements and internal control over financial reporting.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this April 8, 2020 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve more than 120,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Inc. in the USA and other countries.

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